UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.)

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NetSol Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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NETSOL TECHNOLOGIES, INC. ANNOUNCES SHAREHOLDERS' MEETING RESULTS AND ADJOURNMENT

On April 13, 2010, NetSol Technologies, Inc. (the "Company") announced that at its annual meeting of shareholders convened on April 12, 2010, Najeeb Ghauri, Salim Ghauri, Naeem Ghauri, Eugen Beckert, Shahid Javed Burki, Mark Caton and Alexander Shakow were all re-elected to the Company's Board of Directors.  All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.  In addition, the shareholders ratified the selection of Kabani & Company as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

The meeting was also called for the purpose of approving an issuance of shares of common stock and shares of common stock underlying warrants all issued as part of a financing which closed in June 2007.  Approval of this proposal requires the approval of a majority of the voting power of the outstanding shares present and entitled to vote on this matter. Therefore, abstentions and broker non-votes have the same effect as votes against such proposals.  As of the time of the meeting, approximately 48% of the votes cast had been cast in favor of the proposal, with a substantial number of broker non-votes and other shares not represented in the voting.  After considering the importance of the matter, the number of votes not cast and the fact that shareholders represented at the meeting were so closely divided on the proposal, shareholders present at the meeting approved a motion presented by management to adjourn and reconvene the meeting to allow additional time to solicit proxies from those shareholders who had not voted on the proposal.

The Company's annual meeting is adjourned to April 23, 2010, at 10:00 a.m. at the Company's offices, located at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.  Shareholders who have not voted on the proposal to approve the issuance of shares are encouraged to do so promptly.  For shareholders who have voted on this proposal, no additional action is required.  Proxies may be submitted or revoked any time prior to the adjourned meeting on April 23, 2010.  If you have more questions about the proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call the Company’s Investor Relations or Georgeson at (800) 506-7188.

Shareholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to this proposal.